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                                                                     EXHIBIT 8.2


                      [LOCKE LIDDELL & SAPP LLP LETTERHEAD]





                               December 28, 2000



PowerBrief, Inc.
5858 Westheimer, Suite 500
Houston, Texas 77057


Ladies and Gentlemen:

         We have acted as counsel to PowerBrief, a Delaware corporation ("PowerBrief"), in connection with (i) the planned merger (the "Merger") of PowerBrief with and into Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), pursuant to an Agreement and Plan of Merger, dated as of September 15, 2000, as amended, by and among PowerBrief and IOI (the "Merger Agreement"), and
(ii) the Registration Statement on Form S-4 of IOI, to which this opinion letter is filed as an exhibit (the "Registration Statement"). All capitalized terms, unless otherwise specified, have the meaning assigned to them in the Merger Agreement.

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Joint Proxy Statement/Prospectus included in the Registration Statement (the "Proxy Statement/Prospectus") and
(iii) such other documents, records and instruments as we have deemed necessary or appropriate in order to enable us to render our opinion. Our opinion is based and conditioned upon certain statements and representations made by IOI, PowerBrief, and others as appropriate in connection with the Merger, which we neither investigated nor verified. We have assumed that all such statements and representations will be true, correct, complete and not breached as of the Effective Time, and that no actions that are or would be inconsistent with such statements and representations have been or will be taken. We have also assumed that all representations made "to the best of the knowledge of" any person or entity will be true, correct and complete as of the Effective Time as if made without such qualification.

         In addition, we have assumed that (i) the statements and facts concerning the Merger set forth in the Merger Agreement, the Proxy Statement/Prospectus and the Registration Statement are accurate, (ii) the Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof), (iii) the Merger will qualify as a merger under the applicable laws of the State of Delaware and the State of Texas, (iv) the Merger Agreement and all of the documents and instruments referred to therein are valid and binding in accordance with their terms and (v) no change will occur in the law applicable to the Merger from the date hereof through the Effective Time. Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions could adversely affect our opinion.


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PowerBrief, Inc.
December 28, 2000
Page 2



         Our opinion is based upon existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service ("IRS") and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

         Based upon and subject to the foregoing as well as the limitations set forth below, it is our opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of the Merger or of any transactions related to the Merger or contemplated by the Merger Agreement. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion.

         This opinion is for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Material Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement and the Proxy Statement/Prospectus which is a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                      Very truly yours,


                                      LOCKE LIDDELL & SAPP LLP




                                      By: /s/ Robert M. Rutledge
                                          ----------------------
                                          Robert M. Rutledge